Press Release

    Date:    May 5, 2022                    Contact: Enstar Communications
    For Release: Immediately             Telephone: +1 (441) 292-3645

Enstar Group Limited Reports First Quarter Results

•Net Loss of $282 million and Return on Equity of (5.0)% for the three months ended March 31, 2022, driven by unrealized losses on fixed income securities in the rising interest rate environment
•Book Value per Ordinary Share and Adjusted Book Value per Ordinary Share* of $286.51 and $282.10, respectively, as of March 31, 2022, a decline of 9.4% and 9.2%, respectively, from December 31, 2021
•Returned $42 million to shareholders through share repurchases at a weighted average discount to book value of 18.6%

Hamilton, Bermuda - May 5, 2022 - Enstar Group Limited (Nasdaq: ESGR) filed its quarterly report on Form 10-Q with the SEC earlier today, reporting a net loss of $282 million and return on equity of (5.0)% for the three months ended March 31, 2022.
Commenting on the Company’s results, Enstar CEO Dominic Silvester said:

"We started the year by signing one of our largest ever loss portfolio transactions and completing another successful debt raise at competitive rates, while our financial results in the first quarter reflect rising interest rates and economic uncertainty.
We remain focused on delivering long-term value and are well positioned to maintain our momentum during these volatile times."
First quarter results included:

•Net loss of $282 million, compared to net earnings of $183 million for first quarter 2021. Net loss of $16.04 per diluted ordinary share, compared to net earnings of $8.38 per diluted ordinary share for the comparative quarter.
•Return on equity ("ROE") of (5.0)% and Adjusted ROE* of (1.4)% compared to 3.0% and 5.4%, respectively, in the first quarter 2021. Our ROE was impacted by unrealized losses from the impact of interest rate increases on fixed maturity portfolios that we classify as trading combined with unrealized losses in our non-core portfolios.
•Annualized run-off liability earnings ("RLE") of 5.1% and Annualized Adjusted RLE* of 0.0%, compared to 5.0% and 1.2%, respectively, in the first quarter 2021. Our RLE benefited from reductions in the value of certain portfolios that we hold at fair value and favorable results on our inactive catastrophe programs held by Enhanzed Re.
•Annualized total investment return ("TIR") of (6.1)% and Annualized Adjusted TIR* of 0.5%, compared to 3.6% and 8.4%, respectively, in the first quarter 2021. Our recognized investment results were impacted by the combination of interest rate increases and equity market declines.
*Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.
Enstar Group Limited | First Quarter 2022 | Press Release                 1

Operational Highlights

•On January 10, 2022 we entered into a transaction with Aspen Insurance Holdings Limited ("Aspen") to assume $3.1 billion of net loss reserves in a loss portfolio transfer ("LPT") transaction, subject to a limit of $3.6 billion. As a result of an existing ADC between Aspen and us that will be absorbed by this transaction, we will assume an incremental $2.4 billion of net loss reserves with a diverse mix of property, liability and specialty lines of business, in exchange for incremental premium of $2.4 billion,1 and assume claims control. This transaction is expected to close in the second quarter of 2022.
•Following the redemption and subsequent liquidation of the InRe Fund L.P. (the “InRe Fund”) in 2021, we have invested or committed the remaining proceeds into liquid and illiquid non-core assets in accordance with our strategic asset allocation.
For certain illiquid asset classes such as private equity, real estate equity and infrastructure equity, funds have been committed to the appointed manager. For these illiquid asset classes, our manager is deploying funds into liquid non-core asset classes while implementing a plan to rotate these investments into illiquid asset classes over time. We expect this rotation will be complete over the medium term.
•We took advantage of January's strong capital markets, raising $500 million of junior subordinated debt at 5.5% and used a portion of the net proceeds to repay the remaining $280 million aggregate principal amount of our 2022 senior notes at their March 2022 maturity. We also returned an additional $42 million to our shareholders through share repurchases in the first quarter of 2022.
•As part of our strategic review of Enhanzed Re, we evaluated the current marketplace offerings and the strategic position of Enhanzed Re to take advantage of future opportunities and have concluded that we will not be seeking new life business portfolios for the Enhanzed Re platform.
•We made progress on our environmental, social and governance ("ESG") strategy. In the first quarter of 2022, we published our inaugural Corporate Sustainability Report, a Sustainability Accounting Standards Board (“SASB”) Report and a Task Force on Climate-Related Financial Disclosures (“TCFD”) Report.
We also announced a partnership with two U.K.-based women’s sports teams as part of our commitment to championing diversity and equality for women. Our ESG strategy remains focused on addressing climate change, sustainable investing, and developing our human capital. We believe that our achievements to date, in addition to our ongoing and future priorities, will benefit the communities we have a presence in and are an investment in our long-term value.
•The Russian invasion of Ukraine has led to volatility in global commodity markets, most notably the energy market, as well as the loss of insured property in Ukraine and Russia. We have performed a review of potential exposures in our investment portfolio, our underwriting risks, and our acquisition pipeline, and considered operational disruption, and have concluded that there are no significant direct impacts from this event at this time. We continue to monitor for changes to sanctioned individuals and organizations and update our procedures accordingly.
•We have published the "First Quarter Earnings Review" audio presentation with our Acting Chief Financial Officer, Orla Gregory, which contains expanded commentary on first quarter results and other business updates, and is available to listen to on the Investor Relations section of Enstar's website.
1 The amount of net loss reserves assumed, as well as the premium and limit amounts provided in the LPT agreement, will be adjusted for claims paid between October 1, 2021 and the closing date of the transaction pursuant to terms of the contract.
Enstar Group Limited | First Quarter 2022 | Press Release                 2

Key Financial and Operating Metrics

We use the following GAAP and Non-GAAP measures to monitor the performance of and manage the company:

	Three Months Ended
	March 31, 2022	March 31, 2021	$ Change	% / pp / bp Change
	(in millions of U.S. dollars, except per share data)
Key Earnings Metrics
Net (loss) earnings attributable to Enstar ordinary shareholders	$(282)	$183	$(465)	(254)%
Adjusted operating (loss) income attributable to Enstar ordinary shareholders*	$(75)	$295	(370)	(125)%
ROE	(5.0)%	3.0%		(8.0)	pp
Annualized ROE	(20.2)%	11.9%		(32.1)	pp
Adjusted ROE*	(1.4)%	5.4%		(6.8)	pp
Annualized Adjusted ROE*	(5.7)%	21.7%		(27.4)	pp

Key Run-off Metrics
Prior period development	$143	$110	33	30%
Adjusted prior period development*	$(1)	$26	(27)	(104)%
Annualized RLE	5.1%	5.0%		0.1	pp
Annualized Adjusted RLE*	0.0%	1.2%		(1.2)	pp

Key Investment Return Metrics
TIR	$(307)	$159	(466)	(293)%
Adjusted TIR*	$27	$365	(338)	(93)%
Total investable assets	$20,618	$18,212	2,406	13%
Adjusted total investable assets*	$21,139	$17,983	3,156	18%
Annualized investment book yield	1.91%	1.86%		5	bp
Annualized TIR	(6.1)%	3.6%		(9.7)	pp
Annualized Adjusted TIR*	0.5%	8.4%		(7.9)	pp

	As of
	March 31, 2022	December 31, 2021
Key Shareholder Metrics
Book value per ordinary share	$286.51	$316.34	(29.83)	(9.4)%
Adjusted book value per ordinary share*	$282.10	$310.80	(28.70)	(9.2)%

pp - Percentage point(s)
bp - Basis point(s)
*Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for reconciliations.

Enstar Group Limited | First Quarter 2022 | Press Release                 3

Results of Operations by Segment - For the Three Months Ended March 31, 2022 and 2021

Run-off Segment
The following is a discussion and analysis of the results of operations for our Run-off segment.

	Three Months Ended
	March 31, 2022	March 31, 2021	$ Change	% Change
	(in millions of U.S. dollars)
INCOME
Net premiums earned	$17	$73	$(56)	(77)%
Other income:
Reduction in estimates of net ultimate defendant A&E liabilities - prior periods	3	9	(6)	(67)%
Reduction in estimated future defendant A&E expenses	—	3	(3)	(100)%
All other income	7	10	(3)	(30)%
Total other income	10	22	(12)	(55)%
Total income	27	95	(68)	(72)%

EXPENSES
Net incurred losses and LAE:
Current period	11	44	(33)	(75)%
Prior periods:
Reduction in estimates of net ultimate losses	(29)	(25)	(4)	16%
Reduction in provisions for ULAE	(21)	(14)	(7)	50%
Total prior periods	(50)	(39)	(11)	28%
Total net incurred losses and LAE	(39)	5	(44)	NM
Acquisition costs	8	29	(21)	(72)%
General and administrative expenses	39	28	11	39%
Total expenses	8	62	(54)	(87)%

SEGMENT NET EARNINGS	$19	$33	$(14)	(42)%

NM - Not meaningful, we define NM as changes greater than or equal to +/- 300%.
Our Run-off segment net earnings decreased by $14 million, primarily due to:
•Decreases in net premiums earned of $56 million, which was largely offset by decreases in current period net incurred losses and LAE and acquisition costs of $33 million and $21 million, respectively. The reduction in each of these amounts was driven by reduced levels of activity arising from our exit of our StarStone International business beginning in 2020.
•A reduction in other income of $12 million primarily driven by lower favorable prior period development related to our defendant A&E liabilities in the current quarter; and
•An increase in general and administrative expenses of $11 million; partially offset by
•An $11 million increase in favorable prior period development in the current quarter driven by:
◦An increase in the reduction in provisions for ULAE of $7 million; and
◦A $4 million increase in favorable prior period development compared to the comparative quarter, driven by a $23 million increase in favorable development on the workers’ compensation line of business resulting from favorable actual claims experience compared to expected claims trends, partially offset by a $16 million increase in adverse development on our property line of business due to unfavorable loss emergence relating to construction risks.
Enstar Group Limited | First Quarter 2022 | Press Release                 4

Investments Segment
The following is a discussion and analysis of the results of operations for our Investments segment.

	Three Months Ended
	March 31,
	2022	2021	$ Change	% Change
	(in millions of U.S. dollars)
INCOME
Net investment income:
Fixed income securities	$68	$51	$17	33%
Other investments, including equities	19	14	5	36%
Less: Investment expenses	(11)	(4)	(7)	175%
Total net investment income	76	61	15	25%
Net realized losses:
Fixed income securities	(35)	(11)	(24)	218%
Other investments, including equities	(2)	1	(3)	NM
Net realized losses	(37)	(10)	(27)	270%
Net unrealized losses:
Fixed income securities	(293)	(194)	(99)	51%
Other investments, including equities	(82)	184	(266)	(145)%
Total net unrealized losses	(375)	(10)	(365)	NM
Total income	(336)	41	(377)	NM

EXPENSES
General and administrative expenses	9	3	6	200%
Total expenses	9	3	6	200%

Earnings from equity method investments	31	118	(87)	(74)%
SEGMENT NET (LOSS) EARNINGS	$(314)	$156	$(470)	NM
NM - Not meaningful, we define NM as changes greater than or equal to +/- 300%.
Segment net loss from our Investments segment was $314 million for the three months ended March 31, 2022 compared to segment net earnings of $156 million for the same period in 2021, an unfavorable change of $470 million primarily due to:
•net realized and unrealized losses of $328 million on our fixed income securities, driven by rising interest rates and widening credit spreads, an increase of $123 million from the comparative period;
•net realized and unrealized losses of $84 million on our other investments, including equities, in comparison to net realized and unrealized gains of $185 million in the comparative period, primarily driven by underperformance of our fixed income funds, public equities, hedge funds and CLO equities as a result significant volatility in global equity markets and widening high yield credit spreads, partially offset by gains on our private equity funds, private credit funds and real estate funds, which are typically recorded on a one quarter lag; and
•an $87 million decrease in earnings from equity method investments largely due to our acquisition of the controlling interest in Enhanzed Re, effective September 1, 2021 (consolidated net earnings from Enhanzed Re business, inclusive of investment results, corporate allocations and the effect of noncontrolling interests were $15 million for the three months ended March 31, 2022). Prior to that date, the results of Enhanzed Re were recorded in earnings from equity method investments.
Enstar Group Limited | First Quarter 2022 | Press Release                 5

Income and Earnings by Segment - For the Three Months Ended March 31, 2022, and 2021

	Three Months Ended
	March 31, 2022	March 31, 2021	$ Change	% Change
	(in millions of U.S. dollars)
INCOME
Run-off	$27	$95	$(68)	(72)%
Enhanzed Re	14	—	14	NM
Investments	(336)	41	(377)	NM
Legacy Underwriting	2	13	(11)	(85)%
Subtotal	(293)	149	(442)	(297)%
Corporate and other	3	10	(7)	(70)%
Total income	$(290)	$159	$(449)	(282)%

SEGMENT NET (LOSS) EARNINGS
Run-off	$19	$33	$(14)	(42)%
Enhanzed Re	29	—	29	NM
Investments	(314)	156	(470)	NM
Legacy Underwriting	—	2	(2)	(100)%
Total segment net (loss) earnings	(266)	191	(457)	(239)%
Corporate and other (1)(2)	(16)	(8)	(8)	100%
NET (LOSS) EARNINGS ATTRIBUTABLE TO ENSTAR ORDINARY SHAREHOLDERS	$(282)	$183	$(465)	(254)%

(1) Other income (expense) for corporate and other activities includes the amortization of fair value adjustments associated with the acquisition of DCo LLC and Morse TEC LLC.
(2) Net incurred losses and LAE for corporate and other activities includes the amortization of deferred charge assets (“DCAs”) on retroactive reinsurance contracts, fair value adjustments associated with the acquisition of companies and the changes in the discount rate and risk margin components of the fair value of assets and liabilities related to our assumed retroactive reinsurance contracts for which we have elected the fair value option. The three months ended March 31, 2022 included accelerated amortization of $24 million corresponding to increased favorable prior period development on net ultimate liabilities recorded in our Run-off segment. There was no accelerated amortization for the three months ended March 31, 2021.
NM - Not meaningful, we define NM as changes greater than or equal to +/- 300%.

For additional detail on the Enhanzed Re segment, the Legacy Underwriting segment and corporate and other activities, please refer to the Form 10-Q.
Enstar Group Limited | First Quarter 2022 | Press Release                 6

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2021 and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

About Enstar

Enstar is a NASDAQ-listed leading global (re)insurance group that offers capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. A market leader in completing legacy acquisitions, Enstar has acquired over 110 companies and portfolios since its formation in 2001. For further information about Enstar, see www.enstargroup.com.

Contacts

For Investors: Matthew Kirk (investor.relations@enstargroup.com)
For Media: Jenna Kerr (communications@enstargroup.com)
Enstar Group Limited | First Quarter 2022 | Press Release                 7

ENSTAR GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
For the Three Months Ended March 31, 2022 and 2021

	Three Months Ended
	March 31, 2022	March 31, 2021
	(in millions of U.S. dollars, except share and per share data)
INCOME
Net premiums earned	$34	$93
Net investment income	80	62
Net realized losses	(37)	(11)
Net unrealized losses	(381)	(10)
Other income	14	10
Net gain on sales of subsidiaries	—	15
Total income	(290)	159

EXPENSES
Net incurred losses and loss adjustment expenses
Current period	13	54
Prior periods	(143)	(110)
Total net incurred losses and loss adjustment expenses	(130)	(56)
Policyholder benefit expenses	12	—
Acquisition costs	8	34
General and administrative expenses	85	83
Interest expense	25	16
Net foreign exchange losses	3	3
Total expenses	3	80

(LOSS) EARNINGS BEFORE INCOME TAXES	(293)	79
Income tax benefit	—	6
Earnings from equity method investments	31	118
NET (LOSS) EARNINGS	(262)	203
Net earnings attributable to noncontrolling interest	(11)	(11)
NET (LOSS) EARNINGS ATTRIBUTABLE TO ENSTAR	(273)	192
Dividends on preferred shares	(9)	(9)
NET (LOSS) EARNINGS ATTRIBUTABLE TO ENSTAR ORDINARY SHAREHOLDERS	$(282)	$183

(Loss) earnings per ordinary share attributable to Enstar:
Basic	$(16.04)	$8.50
Diluted	$(16.04)	$8.38
Weighted average ordinary shares outstanding:
Basic	17,578,019	21,562,341
Diluted	17,785,121	21,852,324
Enstar Group Limited | First Quarter 2022 | Press Release                 8

ENSTAR GROUP LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of March 31, 2022 and December 31, 2021

	March 31, 2022	December 31, 2021
	(in millions of U.S. dollars, except share data)
ASSETS
Short-term investments, trading, at fair value	$7	$6
Short-term investments, available-for-sale, at fair value (amortized cost: 2022 — $59; 2021 — $34; net of allowance: 2022 and 2021 — $0)	59	34
Fixed maturities, trading, at fair value	3,247	3,756
Fixed maturities, available-for-sale, at fair value (amortized cost: 2022 — $5,575; 2021 — $5,689; net of allowance: 2022 — $29; 2021 — $10)	5,268	5,652
Funds held - directly managed	2,835	3,007
Equities, at fair value (cost: 2022 — $2,325; 2021 — $1,831)	2,444	1,995
Other investments, at fair value	2,863	2,333
Equity method investments	519	493
Total investments	17,242	17,276
Cash and cash equivalents	763	1,646
Restricted cash and cash equivalents	372	446
Reinsurance balances recoverable on paid and unpaid losses (net of allowance: 2022 — $135; 2021 — $136)	983	1,085
Reinsurance balances recoverable on paid and unpaid losses, at fair value	388	432
Insurance balances recoverable (net of allowance: 2022 and 2021 — $5)	192	213
Funds held by reinsured companies	2,241	2,340
Deferred charge assets	338	371
Other assets	721	620
TOTAL ASSETS	$23,240	$24,429
LIABILITIES
Losses and loss adjustment expenses	$10,744	$11,269
Losses and loss adjustment expenses, at fair value	1,764	1,989
Future policyholder benefits	1,436	1,502
Defendant asbestos and environmental liabilities	631	638
Insurance and reinsurance balances payable	267	254
Debt obligations	1,904	1,691
Other liabilities	546	581
TOTAL LIABILITIES	17,292	17,924
COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTEREST	181	179

SHAREHOLDERS’ EQUITY
Ordinary Shares (par value $1 each, issued and outstanding 2022: 18,101,037; 2021: 18,223,574):
Voting Ordinary Shares (issued and outstanding 2022: 16,503,325; 2021: 16,625,862)	17	17
Non-voting convertible ordinary Series C Shares (issued and outstanding 2022 and 2021: 1,192,941)	1	1
Non-voting convertible ordinary Series E Shares (issued and outstanding 2022 and 2021: 404,771)	—	—
Preferred Shares:
Series C Preferred Shares (issued and held in treasury 2022 and 2021: 388,571)	—	—
Series D Preferred Shares (issued and outstanding 2022 and 2021: 16,000; liquidation preference $400)	400	400
Series E Preferred Shares (issued and outstanding 2022 and 2021: 4,400; liquidation preference $110)	110	110
Treasury shares, at cost (Series C Preferred Shares 2022 and 2021: 388,571)	(422)	(422)
Joint Share Ownership Plan (voting ordinary shares, held in trust 2022 and 2021: 565,630)	(1)	(1)
Additional paid-in capital	883	922
Accumulated other comprehensive loss	(257)	(16)
Retained earnings	4,803	5,085
Total Enstar Shareholders’ Equity	5,534	6,096
Noncontrolling interest	233	230
TOTAL SHAREHOLDERS’ EQUITY	5,767	6,326
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY	$23,240	$24,429
Enstar Group Limited | First Quarter 2022 | Press Release                 9

Non-GAAP Financial Measures

In addition to our key financial measures presented in accordance with GAAP, we present other non-GAAP financial measures that we use to manage our business, compare our performance against prior periods and against our peers, and as performance measures in our annual incentive compensation program.
These non-GAAP financial measures provide an additional view of our operational performance over the long-term and provide the opportunity to analyze our results in a way that is more aligned with the manner in which our management measures our underlying performance.
The presentation of these non-GAAP financial measures, which may be defined and calculated differently by other companies, is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
We have presented the results and GAAP reconciliations for these measures further below. The following tables present more information on each non-GAAP measure.

Non-GAAP Measure	Definition	Purpose of Non-GAAP Measure over GAAP Measure
Adjusted book value per ordinary share	Total Enstar ordinary shareholders' equity Divided by Number of ordinary shares outstanding, adjusted for: -the ultimate effect of any dilutive securities on the number of ordinary shares outstanding
Increases the number of ordinary shares to reflect equity awards granted but not yet vested as, over the long term, this presents a prudent view of our book value per share.

We use this non-GAAP measure in our annual incentive compensation program.

Adjusted return on equity	Adjusted operating income (loss) attributable to Enstar ordinary shareholders divided by adjusted opening Enstar ordinary shareholder's equity
Calculating the operating income (loss) as a percentage of our adjusted opening Enstar ordinary shareholders' equity provides a more valuable and consistent measure of the performance of our business, and enhances comparisons to prior periods:

•by adjusting investment returns for the temporary impact of the change in fair value of fixed maturity securities (both credit spreads and interest rates) which we hold until the earlier of maturity or used to fund any settlement of related liabilities which are generally recorded at cost;
•by removing the impact of non-cash charges that obscure our trends on a consistent basis; and
•by removing items that are not indicative of our ongoing operations;

We use this non-GAAP measure in our annual incentive compensation program.

We include the amortization of fair value adjustments as a non-GAAP adjustment to the adjusted operating income (loss) attributable to Enstar ordinary shareholders as it is considered to be a non-cash charge and not indicative of our operating results.

Adjusted operating income (loss) attributable to Enstar ordinary shareholders (numerator)
Net earnings (loss) attributable to Enstar ordinary shareholders, adjusted for:
-net realized and unrealized (gains) losses on fixed maturity investments and funds held-directly managed
-change in fair value of insurance contracts for which we have elected the fair value option (1)
-amortization of fair value adjustments
-net gain/loss on purchase and sales of subsidiaries (if any)
-net earnings from discontinued operations (if any)
-tax effects of adjustments
-adjustments attributable to noncontrolling interest

Adjusted opening Enstar ordinary shareholders' equity (denominator)
Opening Enstar ordinary shareholders' equity, less:
-net unrealized gains (losses) on fixed maturity investments and funds held-directly managed,
-fair value of insurance contracts for which we have elected the fair value option (1),
-fair value adjustments, and
-net assets of held for sale or disposed subsidiaries classified as discontinued operations (if any)

Enstar Group Limited | First Quarter 2022 | Press Release                 10

Adjusted total investment return (%)	Adjusted total investment return (dollars) recognized in earnings for the applicable period divided by period average adjusted total investable assets.	Provides a key measure of the return generated on the capital held in the business and is reflective of our investment strategy.

Provides a consistent measure of investment returns as a percentage of all assets generating investment returns.

Adjusts investment returns for the temporary impact of the change in fair value of fixed maturity securities (both credit spreads and interest rates) which we hold until the earlier of maturity or used to fund any settlement of related liabilities which are generally recorded at cost.

Adjusted total investment return ($) (numerator)	Total investment return (dollars), adjusted for: -net realized and unrealized (gains) losses on fixed maturity investments and funds held-directly managed
Adjusted average aggregate total investable assets (denominator)
Total average investable assets, adjusted for:
-net unrealized (gains) losses on fixed maturities, AFS investments included within AOCI
-net unrealized (gains) losses on fixed maturities, trading instruments

Adjusted run-off liability earnings (%)	Adjusted PPD divided by average adjusted net loss reserves
Calculating the RLE as a percentage of our adjusted average net loss reserves provides a more meaningful measurement of our claims management performance.

We use this measure to evaluate our ability to settle our obligations for amounts less than our initial estimate at the point of acquiring the obligations.

In order to provide a complete and consistent picture of our claims performance, we combine the reduction (increase) in estimates of prior period net ultimate losses relating to our Run-off segment with the amortization of deferred charge assets, both of which are included in net incurred losses and LAE and have an inverse effect on our results. We also include our performance in managing our defendant A&E liabilities, that do not form part of loss reserves.

The remaining components of net incurred losses and LAE and net loss reserves are not considered key components of our claims performance as they are either not non-life run-off in nature, or are considered to be non-cash charges that obscure our trends on a consistent basis.

We use this measure to assess the performance of our claim strategies and part of the performance assessment of our past acquisitions.

Adjusted prior period development (numerator)
Prior period net incurred losses and LAE, adjusted to:
Remove:
-Legacy Underwriting and Enhanzed Re operations
-the reduction/(increase) in provisions for unallocated LAE (ULAE)
-amortization of fair value adjustments,
-change in fair value of insurance contracts for which we have elected the fair value option (1),
and
Add:
-the reduction/(increase) in estimates of our defendant A&E ultimate net liabilities.

Adjusted net loss reserves (denominator)
Net losses and LAE, adjusted to:
Remove:
-Legacy Underwriting and Enhanzed Re net loss reserves
-current period net loss reserves
-the net ULAE provision
-net fair value adjustments associated with the acquisition of companies,
-the fair value adjustments for contracts for which we have elected the fair value option (1) and
Add:
-net nominal defendant asbestos and environmental exposures.

(1) Comprises the discount rate and risk margin components.
Enstar Group Limited | First Quarter 2022 | Press Release                 11

Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of BVPS to Adjusted BVPS*:

	March 31, 2022			December 31, 2021
	Equity (1)	Ordinary Shares	Per Share Amount	Equity (1)	Ordinary Shares	Per Share Amount
	(in millions of U.S. dollars, except share and per share data)
Book value per ordinary share	$5,024	17,535,407	$286.51	$5,586	17,657,944	$316.34
Non-GAAP adjustments:
Share-based compensation plans		274,080			315,205
Adjusted book value per ordinary share*	$5,024	17,809,487	$282.10	$5,586	17,973,149	$310.80
(1) Equity comprises Enstar ordinary shareholders' equity, which is calculated as Enstar shareholders' equity less preferred shares ($510 million) prior to any non-GAAP adjustments.
*Non-GAAP measure.

The table below presents a reconciliation of Annualized ROE to Annualized Adjusted ROE*:

	Three Months Ended
	March 31, 2022				March 31, 2021
	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE
	(in millions of U.S. dollars)
Net (loss) earnings/Opening equity/ROE/Annualized ROE (1)	$(282)	$5,586	(5.0)%	(20.2)%	$183	$6,164	3.0%	11.9%
Non-GAAP adjustments:
Net realized and unrealized losses on fixed maturity investments and funds held - directly managed / Net unrealized gains on fixed maturity investments and funds held - directly managed (2)	334	(89)			206	(560)
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (3)	(98)	(107)			(75)	(33)
Amortization of fair value adjustments / Fair value adjustments	2	(106)			2	(128)
Net gain on purchase and sales of subsidiaries	—				(15)
Tax effects of adjustments (4)	(26)				(17)
Adjustments attributable to noncontrolling interest (5)	(5)				11
Adjusted operating (loss) income/Adjusted opening equity/Adjusted ROE/Annualized adjusted ROE*	$(75)	$5,284	(1.4)%	(5.7)%	$295	$5,443	5.4%	21.7%
(1) Net (loss) earnings comprises net (loss) earnings attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million), prior to any non-GAAP adjustments.
(2) Represents the net realized and unrealized losses related to fixed maturity securities. Our fixed maturity securities are held directly on our balance sheet and also within the "Funds held - directly managed" balance.
(3) Comprises the discount rate and risk margin components.
(4) Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
(5) Represents the impact of the adjustments on the net earnings (loss) attributable to noncontrolling interest associated with the specific subsidiaries to which the adjustments relate.
*Non-GAAP measure.
Enstar Group Limited | First Quarter 2022 | Press Release                 12

The table below presents a reconciliation of PPD to Adjusted PPD* and Annualized RLE to Annualized Adjusted RLE*:

	Three Months Ended	As of			Three Months Ended
	March 31, 2022	March 31, 2022	December 31, 2021	March 31, 2022	March 31, 2022
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/Annualized RLE	$143	$10,962	$11,555	$11,259	5.1%
Non-GAAP Adjustments:
Enhanzed Re	(28)	(150)	(181)	(166)
Legacy Underwriting	(1)	(142)	(153)	(147)
Net loss reserves - current period	—	(13)	—	(7)
Reduction in provisions for ULAE / Net ULAE provisions	(22)	(394)	(416)	(405)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	2	104	106	105
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(98)	201	107	154
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	3	586	574	580
Adjusted PPD/Adjusted net loss reserves/Annualized Adjusted RLE*	$(1)	$11,154	$11,592	$11,373	0.0%

	Three Months Ended	As of			Three Months Ended
	March 31, 2021	March 31, 2021	December 31, 2020	March 31, 2021	March 31, 2021
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/Annualized RLE	$110	$9,215	$8,544	$8,880	5.0%
Non-GAAP Adjustments:
Legacy Underwriting	(6)	(153)	(955)	(555)
Net loss reserves - current period	—	(48)	—	(24)
Reduction in provisions for ULAE / Net ULAE provisions	(14)	(396)	(334)	(365)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	2	125	128	127
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(75)	109	33	71
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	9	599	615	607
Adjusted PPD/Adjusted net loss reserves/Annualized Adjusted RLE*	$26	$9,451	$8,031	$8,741	1.2%
(1) Comprises the discount rate and risk margin components.
*Non-GAAP measure.

Enstar Group Limited | First Quarter 2022 | Press Release                 13

The table below presents a reconciliation of our Annualized TIR to our Annualized Adjusted TIR*:

	Three Months Ended
	March 31, 2022	March 31, 2021
	(in millions of U.S. dollars)
Net investment income	$80	$62
Net realized losses	(37)	(11)
Net unrealized losses	(381)	(10)
Earnings from equity method investments	31	118
TIR ($)	$(307)	$159

Non-GAAP adjustment:
Net realized and unrealized losses on fixed maturity investments and funds held-directly managed	334	206
Adjusted TIR ($)*	$27	$365

Total investments	$17,242	$16,553
Cash and cash equivalents, including restricted cash and cash equivalents	1,135	996
Funds held by reinsured companies	2,241	663
Total investable assets	$20,618	$18,212

Average aggregate invested assets, at fair value (1)	20,243	17,863
Annualized TIR % (2)	(6.1)%	3.6%
Non-GAAP adjustment:
Net unrealized losses (gains) on fixed maturities, AFS investments included within AOCI and net unrealized losses (gains) on fixed maturities, trading instruments	521	(229)
Adjusted investable assets*	$21,139	$17,983

Adjusted average aggregate invested assets, at fair value* (3)	20,459	17,468
Annualized adjusted TIR %* (4)	0.5%	8.4%
(1) This amount is a two period average of the total investable assets, as presented above, and is comprised of amounts disclosed in our quarterly and annual U.S. GAAP consolidated financial statements.
(2) Annualized TIR % is calculated by dividing the annualized TIR ($) by average aggregate invested assets, at fair value.
(3) This amount is a two period average of the adjusted investable assets*, as presented above.
(4) Annualized adjusted TIR %* is calculated by dividing the annualized adjusted TIR* ($) by adjusted average aggregate invested assets, at fair value*.
*Non-GAAP measure.
Enstar Group Limited | First Quarter 2022 | Press Release                 14